                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2004


                          MEMORY PHARMACEUTICALS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                   000-50642                 04-3363475
 ----------------------------        ------------          -------------------
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)          Identification No.)


            100 PHILIPS PARKWAY
            MONTVALE, NEW JERSEY                              07645
  ----------------------------------------                  ----------
  (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (201) 802-7100


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         In a series of meetings beginning on December 16, 2004 and ending on March 3, 2005, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Memory Pharmaceuticals Corp. (the "Registrant") considered and approved the following terms with regard to the determination of bonuses for 2004 and base salaries for 2005 for the Registrant's executive officers.


          EXECUTIVE OFFICER                            2004 BONUS (1)                2005 SALARY
------------------------------------------           ----------------               -------------
Tony Scullion
Chief Executive Officer.....................             $118,675                      $427,548

Axel J. Unterbeck, Ph.D.
President...................................             $ 59,491                      $374,253

David A. Lowe, Ph.D. (2)
Chief Scientific Officer....................             $ 27,844                      $330,000

Gardiner F.H. Smith
Vice President, Business Development........             $ 52,294                      $240,552

Jzaneen Lalani (3)
Vice President, Legal Affairs...............             $ 37,406                      $210,000

Joseph M. Donabauer (4)
Vice President & Controller.................             $ 37,500                      $180,000

Dennis M. Keane (5)
Former Chief Financial Officer..............             $ 25,000                            --

----------

   (1) Bonus targets for 2004 are based on a percentage of each executive officer's base salary in effect during that year.

   (2) Dr. Lowe joined the Registrant in October 2004 and his 2004 bonus was pro-rated accordingly.

   (3) Ms. Lalani joined the Registrant in June 2004 and her 2004 bonus was pro-rated accordingly.

   (4) Mr. Donabauer was promoted to Vice President & Controller effective December 14, 2004.

   (5) Mr. Keane resigned as an officer and employee of the Registrant effective December 24, 2004.

         For 2004, the bonus targets for Mr. Scullion and Dr. Unterbeck were 33% of their respective base salaries and for Ms. Lalani, Messrs. Donabauer and Smith and Dr. Lowe were 25% of their respective base salaries. The Committee determines each executive officer's actual bonus based on the Registrant's overall performance and the performance of the executive officer during that year, as measured against the Registrant's objectives and the executive officer's personal and corporate goals for that year, which vary by executive officer depending on his/her area(s) of responsibility. Performance objectives for the Registrant for 2004 included, among other things, the completion of the Registrant's initial public offering and the achievement of certain preclinical and clinical development and business development goals. Mr. Scullion's bonus target for 2005 was
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increased to 35% of his base salary. Bonus targets for the Registrant's other executive officers remain the same for 2005.

         The Registrant will provide additional information regarding the compensation paid to its executive officers for the 2004 fiscal year in its Proxy Statement for the 2005 Annual Meeting of Stockholders.

         On March 3, 2005 the Registrant entered into an employment agreement with Joseph M. Donabauer in connection with his promotion to Vice President and Controller, which was effective as of December 14, 2004. The agreement is for an unspecified term. Under this agreement, Mr. Donabauer is entitled to an initial base salary of $180,000. Mr. Donabauer is also entitled to receive annual bonus payments that depend on the Registrant's performance and his individual performance, in each case, as determined by the Board. In the event that the Registrant terminates Mr. Donabauer's employment without cause, he is entitled to receive 12 months' severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Donabauer to, and any health insurance otherwise available through, a new employer).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         The following exhibits are filed with this Report.

         Exhibit No.                Exhibit Description
         -----------                -------------------

         10.1 Employment Letter Agreement dated as of March 3, 2005 between Joseph Donabauer and the Registrant


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                MEMORY PHARMACEUTICALS CORP.
                                Registrant)



March 9, 2005                   /s/ Jzaneen Lalani
-------------                   -----------------------------
Date                            Jzaneen Lalani
                                Vice President, Legal Affairs
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EXHIBIT INDEX


    Exhibit Number        Description
    --------------        -----------

         10.1 Employment Letter Agreement dated as of March 3, 2005 between Joseph Donabauer and the Registrant